Exhibit 10.13

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

        In May 2006, our board of directors adopted a compensation program for non-employee directors. This compensation program will be effective immediately upon the closing of our intial public offering. Pursuant to this program, each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

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  $25,000 per year for service as a board member;

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  $10,000 per year for service as chairman of the audit committee;

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  $5,000 per year for service as chairman of the compensation committee;

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  $5,000 per year for service as chairman of the nominating and corporate governance committee;

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  $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

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  $2,000 for each audit committee meeting attended;

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  $1,000 for each compensation committee meeting attended; and

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  $1,000 for each nominating and corporate governance committee meeting attended.

        We will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

        Members of our board of directors who are not our employees will receive non-statutory stock options under our 2006 Equity Incentive Plan, which will become effective as of the effective date of this offering. Each non-employee director on our board of directors on the date of the closing of our intial public offering will automatically be granted a non-statutory stock option to purchase 30,000 shares of common stock with an exercise price equal to the then fair market value of our common stock, unless such non-employee director was elected or appointed to the board of directors within nine months prior to the date of the closing of this offering, or if such non-employee director received an option grant in connection with his or her initial election or appointment to the board of directors. Each non-employee director joining our board of directors after the closing of our intial public offering will automatically be granted a non-statutory stock option to purchase 30,000 shares of common stock with an exercise price equal to the then fair market value of our common stock. On the date of each annual meeting of our stockholders beginning in 2007, each non-employee director will also automatically be granted a non-statutory stock option to purchase 10,000 shares of our common stock on that date with an exercise price equal to the then fair market value of our common stock. Initial grants will vest monthly over three years. Automatic annual grants will vest over twelve months. All stock options granted under our 2006 Equity Incentive Plan will have a term of ten years.